EXHIBIT 2.1


                                                         EXECUTION COUNTERPART




                          AGREEMENT AND PLAN OF MERGER

                          dated as of November 15, 1998

                                  by and among

                            COMFORT SYSTEMS USA, INC.

                             CS42 ACQUISITION CORP.
                   (a subsidiary of Comfort Systems USA, Inc.)

                              SHAMBAUGH & SON, INC.

                                       and

                                 MARK SHAMBAUGH


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                                TABLE OF CONTENTS


                                                                           Page


1.  THE MERGER...............................................................1
      1.1.  The Merger.......................................................1
      1.2.  Effective Time...................................................1
      1.3.  Articles of Incorporation, By-laws and Board of Directors of
              Surviving Corporation..........................................2
      1.4.  Effect of Merger.................................................2

2.  CONVERSION OF STOCK; CLOSING.............................................3
      2.1.  Manner of Conversion.............................................3
      2.2.  Delivery of Certificates.........................................4
      2.3.  Closing..........................................................4

3.  REPRESENTATIONS AND WARRANTIES OF THE
     PRINCIPAL STOCKHOLDER...................................................5
      3.1.  Due Organization.................................................5
      3.2.  Authorization....................................................5
      3.3.  Capital Stock....................................................6
      3.4.  Subsidiaries.....................................................6
      3.5.  Financial Statements.............................................6
      3.6.  Liabilities and Obligations......................................7
      3.7.  Accounts and Notes Receivable....................................7
      3.8.  Permits and Intangibles..........................................7
      3.9.  Environmental Matters............................................8
      3.10.  Personal Property...............................................8
      3.11.  Significant Customers; Material Contracts and Commitments.......9
      3.12.  Real Property...................................................9
      3.13.  Insurance.......................................................9
      3.14.  Compensation; Employment Agreements; Organized Labor Matters...10
      3.15.  Employee Benefit Plans.........................................10
      3.16.  Conformity with Law; Litigation................................12
      3.17.  Taxes..........................................................13
      3.18.  No Violations; No Consents Required............................15
      3.19.  Government Contracts...........................................15
      3.20.  Absence of Changes.............................................15
      3.21.  Deposit Accounts; Powers of Attorney...........................16
      3.22.  Competing Lines of Business; Related-Party Transactions........17

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      3.23.  Disclosure.....................................................17
      3.24.  Preemptive Rights..............................................17
      3.25.  Relations with Government......................................17

4.  REPRESENTATIONS AND WARRANTIES OF CSI...................................17
      4.1.  Due Organization................................................18
      4.2.  Authorization...................................................18
      4.3.  No Violations...................................................18
      4.4.  CSI Stock.......................................................18
      4.5.  SEC Reports.....................................................18
      4.6.  Absence of Changes..............................................18
      4.7.  No Remedy Blockage..............................................19

5.  COVENANTS PRIOR TO CLOSING..............................................19
      5.1.  Access and Cooperation; Due Diligence...........................19
      5.2.  Conduct of Business Pending Closing.............................19
      5.3.  Prohibited Activities...........................................20
      5.4.  No Shop.........................................................21
      5.5.  Notice to Bargaining Agents.....................................21
      5.6.  Agreements......................................................21
      5.7.  Notification of Certain Matters.................................22
      5.8.  Amendment of Schedules..........................................22
      5.9.  Further Assurances..............................................22
      5.10.  Compliance with the Hart-Scott-Rodino Antitrust Improvements
               Act of 1976..................................................22

6.  CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND
     THE PRINCIPAL STOCKHOLDER..............................................23
      6.1.  Representations and Warranties; Performance of Obligations......23
      6.2.  Satisfaction....................................................23
      6.3.  Opinion of Counsel..............................................23
      6.4.  Consents and Approvals..........................................23
      6.5.  Employment Agreements...........................................23
      6.6.  Lease Agreement.................................................23
      6.7.  Grant of Stock Options. ........................................23
      6.8.  Election of MS to Board of Directors of CSI.....................24

7.  CONDITIONS PRECEDENT TO OBLIGATIONS OF CSI AND NEWCO....................24
      7.1.  Representations and Warranties; Performance of Obligations......24
      7.2.  No Material Adverse Effect......................................24
      7.3.  Principal Stockholder's Release.................................24
      7.4.  Satisfaction....................................................25
      7.5.  Opinion of Counsel..............................................25

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      7.6.  Consents and Approvals..........................................25
      7.7.  Good Standing Certificates......................................25
      7.8.  Related-Party Transactions......................................25
      7.9.  Employment Agreements...........................................25
      7.10.  Lease Agreement................................................25

8.  COVENANTS OF CSI AND THE PRINCIPAL STOCKHOLDER
     AFTER CLOSING..........................................................25
      8.1.  Release From Guarantees.........................................25
      8.2.  Preparation and Filing of Tax Returns; Liability for Taxes......26
      8.3.  Election Under Section 338(h)(10) of the Code...................26
      8.4.  Grant of Stock Options..........................................27
      8.5.  Employee Benefit Plans..........................................27
      8.6.  Further Assurances..............................................28

9.  INDEMNIFICATION.........................................................28
      9.1.  Survival of Representations and Warranties......................28
      9.2.  Indemnification by the Principal Stockholder.  .................29
      9.3.  Indemnification by CSI..........................................30
      9.4.  Third Person Claims.............................................30
      9.5.  Method of Payment...............................................30
      9.6.  Limitations on Indemnification..................................31

10.  TERMINATION OF AGREEMENT...............................................31
      10.1.  Termination....................................................31
      10.2.  Liabilities in Event of Termination............................32

11.  NONCOMPETITION.........................................................32
      11.1.  Prohibited Activities..........................................32
      11.2.  Equitable Relief...............................................33
      11.3.  Reasonable Restraint...........................................33
      11.4.  Severability; Reformation......................................33
      11.5.  Independent Covenant...........................................33

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION..............................34
      12.1.  General........................................................34
      12.2.  Equitable Relief...............................................34
      12.3.  Survival.......................................................34

13.  SECURITIES LAW MATTERS.................................................35
      13.1.  Economic Risk; Sophistication..................................35
      13.2.  Compliance with Law............................................35

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      13.3. Resale Limitations..............................................35
      13.4.  Contractual Restrictions.......................................35

14.  REGISTRATION RIGHTS....................................................36
      14.1.  Piggyback Registration Rights..................................36
      14.2.  Registration Expenses..........................................37
      14.3.  Underwriting Agreement.........................................37
      14.4.  Duration of Registration Rights................................37
      14.5.  Rule 144 Reporting.............................................37

15.  GENERAL................................................................38
      15.1.  Cooperation....................................................38
      15.2.  Successors and Assigns.........................................38
      15.3.  Entire Agreement...............................................38
      15.4.  Counterparts...................................................38
      15.5.  Brokers and Agents.............................................38
      15.6.  Expenses.......................................................38
      15.7.  Notices........................................................39
      15.8.  Governing Law..................................................39
      15.9.  Survival of Representations and Warranties.....................39
      15.10.  Effect of Investigation; Knowledge............................40
      15.11.  Exercise of Rights and Remedies...............................40
      15.12.  Time..........................................................40
      15.13.  Reformation and Severability..................................40
      15.14.  Remedies Cumulative...........................................40
      15.15.  Captions......................................................40


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                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of November 15, 1998 by and among COMFORT SYSTEMS USA, INC., a Delaware corporation ("CSI"), CS42 ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of CSI ("Newco"), SHAMBAUGH & SON, INC., an Indiana corporation (the "Company"), and MARK SHAMBAUGH ("MS").

      WHEREAS, the Board of Directors of each of CSI, Newco and the Company deems it advisable and in the best interests of such corporation and its stockholders that Newco merge with and into the Company pursuant to this Agreement and the applicable provisions of the laws of the State of Indiana (the "State of Incorporation") and the State of Delaware;

      WHEREAS, the Board of Directors of each of CSI, Newco and the Company has approved and adopted this Agreement as a stock purchase which shall be treated as an asset purchase under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code");

      WHEREAS, in connection with the Merger (as defined below), each stockholder of the Company has the right to elect to receive the Mixed Consideration (as defined below) or the All Stock Consideration (as defined below); and

      WHEREAS, each stockholder of the Company who elects to receive the Mixed Consideration shall become a party to this Agreement, and all such stockholders who elect to receive the Mixed Consideration are collectively referred to as the "Principal Stockholder";

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.  THE MERGER.

      1.1. THE MERGER. On the terms and subject to the conditions of this Agreement, at the Effective Time (as defined below), Newco shall be merged with and into the Company (the "Merger") and the separate existence of Newco shall cease, all in accordance with the provisions of laws of the State of Incorporation and the State of Delaware. The Company shall be the surviving corporation in the Merger and is sometimes hereinafter called the "Surviving Corporation".

      1.2. EFFECTIVE TIME. The Merger shall become effective at such time (the "Effective Time") as certificates of merger, in a form appropriate for filing, are filed with the Secretaries of State (or other appropriate authorities) of the State of Incorporation and the State of Delaware (the

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"Merger Filings"). The Merger Filings shall be made simultaneously with or as soon as practicable after the Closing (as defined below).

      1.3. ARTICLES OF INCORPORATION, BY-LAWS AND BOARD OF DIRECTORS OF SURVIVING CORPORATION. At the Effective Time:

            (i) the Articles of Incorporation of the Company then in effect shall be the Articles of Incorporation of the Surviving Corporation until changed as provided by law;

            (ii) the By-laws of Newco then in effect shall be the By-laws of the Surviving Corporation until they shall thereafter be duly amended;

            (iii) the Board of Directors of the Surviving Corporation shall consist of J. Gordon Beittenmiller, who shall be the sole director of the Surviving Corporation and shall serve as such until his resignation or replacement in accordance with the provisions of the laws of the State of Incorporation and of the Articles of Incorporation and By-laws of the Surviving Corporation; and

            (iv) the officers of the Company immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation in the same capacity or capacities and each of William George and J. Gordon Beittenmiller shall become a Vice President and an Assistant Secretary of the Surviving Corporation, each of such officers to serve, subject to the provisions of the Articles of Incorporation and By-laws of the Surviving Corporation, until his or her successor is duly elected and qualified.

      1.4. EFFECT OF MERGER. At the Effective Time, the effect of the Merger shall be as provided in the merger laws of the State of Incorporation and the State of Delaware. Except as herein specifically set forth, the identity, existence, purposes, powers, objects, franchises, privileges, rights and immunities of the Company shall continue unaffected and unimpaired by the Merger and the corporate property, franchises, existence and rights of Newco shall be merged with and into the Company, and the Company, as the Surviving Corporation, shall be fully vested therewith. At the Effective Time, the separate existence of Newco shall cease and, in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities and franchises of a public, as well as of a private, nature of Newco and the Company, and all property, real, personal and mixed, and all debts due on whatever account, including, without limitation, subscriptions to shares, and all taxes, including, without limitation, those due and owing and those accrued, and all other choses in action, and all and every other interest of or belonging to or due to Newco and the Company shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Newco and the Company; and the title to any real estate, or interest therein, whether by deed or otherwise, vested in Newco and the Company shall not revert or be in any way impaired by reason of the Merger.

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Except as otherwise provided herein, the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of Newco and the Company and any claim existing, or action or proceeding pending, by or against the Company or Newco may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in their place. Neither the rights of creditors nor any liens upon the property of Newco or the Company shall be impaired by the Merger, and all debts, liabilities and duties of Newco and the Company shall attach to the Surviving Corporation, and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

2.  CONVERSION OF STOCK; CLOSING.

      2.1. MANNER OF CONVERSION. The manner of converting (i) the shares of capital stock of the Company ("Company Stock") issued and outstanding immediately prior to the Effective Time into the Merger Consideration (as defined below) and (ii) the shares of capital stock of Newco ("Newco Stock") issued and outstanding immediately prior to the Effective Time into shares of common stock of the Surviving Corporation shall be as set forth below in this
Section 2.1.

      As of the Effective Time:

            (a) each share of Company Stock issued and outstanding immediately prior to the Effective Time as to which no election to receive the All Stock Consideration shall have been received, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be converted into the right of such holder to receive the consideration described below (the "Mixed Consideration"):

                  (1)  $28,195.12 in cash;

                  (2) $3,589.53 in a Convertible Subordinated Note due November
            15, 2001 in substantially the form of ANNEX I hereto issued by Newco;

                  (3) $3,589.53 in a Convertible Subordinated Note due November
            15, 2001 in substantially the form of ANNEX II hereto issued by Newco;

                  (4) $3,589.53 in a Convertible Subordinated Note due November
            15, 2001 in substantially the form of ANNEX III hereto issued by Newco;

                  (5) $3,589,53 in a Convertible Subordinated Note due November
            15, 2001 in substantially the form of ANNEX IV hereto issued by Newco (collectively with the Convertible Subordinated Notes referred to in clauses (2), (3) and (4) above, the "Convertible Notes"); and

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                  (6) 717.9054 shares of common stock, par value $.01 per share, of CSI ("CSI Stock"), which shares shall be subject to the restrictions on transfer set forth in Section 13.4; PROVIDED, HOWEVER, that the aggregate number of shares to which such holder is entitled shall be rounded to the nearest whole number;

            (b) each share of Company Stock issued and outstanding immediately prior to the Effective Time as to which an election to receive consideration consisting solely of CSI Stock shall have been received, by virtue of the Merger and without any action on the part of the holder thereof, automatically shall be converted into the right of such holder to receive 3,706.243 shares of CSI Stock (the "All Stock Consideration"; and collectively with the Mixed Consideration, the "Merger Consideration"); PROVIDED, HOWEVER, that the aggregate number of shares to which such holder is entitled shall be rounded to the nearest whole number;

            (c) each share of Company Stock, if any, that is held by the Company as treasury stock shall be canceled and retired and no shares of CSI Stock or other consideration shall be delivered or paid in exchange therefor; and

            (d) each share of Newco Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of CSI, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, and such share shall constitute the sole issued and outstanding share of common stock of the Surviving Corporation immediately after the Effective Time.

      2.2. DELIVERY OF CERTIFICATES. At the Closing, (i) the stockholders of the Company shall deliver to CSI the certificates representing the Company Stock, duly endorsed in blank, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, affixed and canceled, (ii) CSI shall deliver to the stockholders of the Company who have not elected to receive the All Stock Consideration (A) by wire transfer the cash portion of the Mixed Consideration, (B) the Convertible Subordinated Notes and (C) certificates representing the CSI Stock to be issued hereunder as a portion of the Mixed Consideration and (iii) CSI shall deliver to the stockholders of the Company who have elected to receive the All Stock Consideration certificates representing the CSI Stock to be issued hereunder as the All Stock Consideration. By accepting the Merger Consideration, the stockholders of the Company agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to any Company Stock or with respect to the stock powers accompanying any Company Stock.

      2.3. CLOSING. Subject to the satisfaction or waiver of all conditions set forth herein to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions to be satisfied at or concurrently with the Closing), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & Daniels,

111 East Wayne Street, Suite 800, Ft. Wayne, Indiana at 11:59:01 p.m. on November 15, 1998 or on such other date as CSI and the Company may mutually determine (the "Closing Date").

3. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDER.

      The Principal Stockholder represents and warrants to each of CSI and Newco that all of the following representations and warranties in this Section 3 are true at the date of this Agreement and shall be true at the time of Closing. To the extent that the nature and substance of any exception to any representation or warranty are reasonably disclosed on any Schedule required by this Section 3, then such exception shall be deemed to be disclosed on all Schedules required by this Section 3 to which such exception is applicable. For purposes of this
Section 3, the term "Company" means and refers to the Company and all of its subsidiaries, if any. For purposes of this Agreement, the term "Material Adverse Effect" means, when used in reference to the Company, a material adverse effect on the business, operations, assets, properties or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole.

      3.1. DUE ORGANIZATION. The Company is a corporation duly organized and validly existing under the laws of the State of Incorporation. The Company is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities necessary to carry on its business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on the Company. SCHEDULE 3.1 sets forth (i) each name, including, without limitation, each trade name, under which the Company currently conducts its business and (ii) a list of all jurisdictions in which the Company is authorized or qualified to do business. SCHEDULE 3.1 also sets forth a list of the directors and officers of the Company. True, complete and correct copies of the Company's Articles of Incorporation and By-laws, each as amended (the "Charter Documents"), are attached to SCHEDULE 3.1. The stock records of the Company, a copy of which is attached to SCHEDULE 3.1, are correct and complete in all material respects. There are no minutes in the possession of the Company or the Principal Stockholder which have not been made available to CSI, and all of such minutes are correct and complete in all respects.

      3.2. AUTHORIZATION. The Company has all corporate power and authority to enter into and perform this Agreement and the other documents and instruments to be delivered by it pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the other documents and instruments to be delivered by it pursuant to this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been validly executed and delivered by each of the Company and the Principal Stockholder, constitutes the legal, valid and binding obligation of each of them and is enforceable against each of them in accordance with its terms.


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      3.3. CAPITAL STOCK. The authorized capital stock of the Company consists solely of 3,000 shares of common stock, no par value. All of the issued and outstanding shares of the capital stock of the Company are owned of record and beneficially by the persons and in the amounts listed on SCHEDULE 3.3 and, except as set forth on SCHEDULE 3.3, are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities. None of such shares were issued in violation of any preemptive rights or similar rights of any past or present stockholder of the Company. Except as set forth on SCHEDULE 3.3, no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any shares of its capital stock, or any stockholder of the Company to transfer any shares of capital stock of the Company, to any person except pursuant to this Agreement.

      3.4. SUBSIDIARIES. SCHEDULE 3.4 sets forth (i) the name of each predecessor of the Company, (ii) the name of each subsidiary of the Company and
(iii) the name of each entity from which the Company previously acquired significant assets. SCHEDULE 3.4 also sets forth a list of the directors, officers and stockholders of each subsidiary of the Company. Except as set forth on SCHEDULE 3.4, the Company does not own, of record or beneficially, or control, directly or indirectly, any capital stock or other equity interest in any corporation, association or other business entity, and the Company is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      3.5. FINANCIAL STATEMENTS. Complete and correct copies of the following financial statements are attached as SCHEDULE 3.5:

            (i) the balance sheets of the Company as of December 31, 1995, 1996 and 1997 and the related statements of operations, stockholder's equity and cash flows for the one-year periods ended on December 31, 1995, 1996 and 1997, in each case together with the related notes and schedules (collectively, the "Year-End Financial Statements"); and

            (ii) the balance sheet of the Company as of September 30, 1998 (the "Balance Sheet Date") and the related statement of operations for the nine-period ended on the Balance Sheet Date (the "Interim Financial Statement"; and collectively with the Year-End Financial Statements, the "Financial Statements").

The Year-End Financial Statements have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a basis consistent with preceding years and throughout the periods involved ("GAAP") and present fairly the financial position and results of operations of the Company as of the dates of such statements and for the periods covered thereby. The Interim Financial Statement has been prepared from the books and records of the Company on a basis consistent with preceding years and presents fairly

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the financial position and results of operations of the Company as of the date of such statement and for the period covered thereby, subject to customary year-end adjustments which in the aggregate are not material. The books of account of the Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

      3.6. LIABILITIES AND OBLIGATIONS. Except (i) as and to the extent disclosed and adequately provided for on the face of the Financial Statements (rather than in any notes thereto) or on SCHEDULE 3.6, (ii) for current liabilities incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice and (iii) for liabilities and obligations incurred in connection with this Agreement, the Company has no liabilities or obligations of any kind, whether known or unknown, secured or unsecured, accrued, absolute, contingent or otherwise. Except as expressly set forth on
SCHEDULE 3.6, all of the liabilities of the Company listed on SCHEDULE 3.6 are covered by the Company's insurance policies, and no such liability will exceed the policy limits of such insurance policies.

      3.7. ACCOUNTS AND NOTES RECEIVABLE. SCHEDULE 3.7 sets forth an accurate list of the accounts and notes receivable of the Company (i) as of the Balance Sheet Date and (ii) generated after the Balance Sheet Date and on or prior to the last day of the month most recently ended prior to the Closing Date, including, without limitation, any such amounts which are not reflected on the balance sheet of the Company as of the Balance Sheet Date. Receivables from and advances to employees, the Principal Stockholder and any entities or persons related to or affiliated with the Principal Stockholder are separately identified on SCHEDULE 3.7. Schedule 3.7 also sets forth an accurate aging analysis of all accounts, notes and other receivables of the Company as of the Balance Sheet Date, showing amounts due in 30-day aging categories. Except to the extent reflected on SCHEDULE 3.7, all such accounts, notes and other receivables were incurred in the ordinary course of business, are stated in accordance with GAAP and are collectible in the amounts shown on SCHEDULE 3.7, net of reserves reflected in the balance sheet of the Company as of the Balance Sheet Date.

      3.8. PERMITS AND INTANGIBLES. The Company and its employees hold all licenses, franchises, permits and other governmental authorizations required in connection with the conduct of the Company's business. SCHEDULE 3.8 sets forth an accurate list and summary description of all such licenses, franchises, permits and other governmental authorizations, including, without limitation, permits, titles, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or any of its employees (including, without limitation, interests in software or other technology systems, programs and intellectual property); PROVIDED, HOWEVER, that it is understood and agreed that a list of all environmental permits and other environmental approvals is set forth on SCHEDULE 3.9. The licenses, franchises, permits and other governmental authorizations listed on SCHEDULES 3.8 and 3.9 are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization.

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The Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations listed on SCHEDULES
3.8 and 3.9 and is not in violation of any of the foregoing. Except as specifically set forth on SCHEDULE 3.8 or 3.9, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such licenses, franchises, permits or government authorizations.

      3.9. ENVIRONMENTAL MATTERS. The Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees which are applicable to the Company or any of its properties, assets, operations or businesses and which relate to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of hazardous wastes, hazardous materials and hazardous substances (as such terms are defined in any applicable Environmental Law), including, without limitation, oil, petroleum and petroleum products (as such terms are defined in any applicable Environmental Law) (collectively, "Hazardous Substances"). The Company has obtained and adhered to all permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances, a list of all of which permits and approvals is set forth on SCHEDULE 3.9, and has reported to the appropriate authorities, to the extent required by all Environmental Laws, all property currently or formerly owned, operated or leased by the Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled. There has been no release or threat of release (as such terms are defined in any applicable Environmental Law) of any Hazardous Substance at or from any property owned or operated by the Company during the period of the Company's ownership or operation thereof, except as permitted by Environmental Laws. Except as set forth on SCHEDULE 3.9, to the best knowledge of the Company and the Principal Stockholder, there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against CSI, Newco or the Company under Environmental Laws or for property damage or personal injury.

      3.10. PERSONAL PROPERTY. SCHEDULE 3.10 sets forth (i) an accurate summation by category of all personal property included in "plant, property and equipment" on the balance sheet of the Company as of the Balance Sheet Date,
(ii) an accurate list of all other personal property with an individual value in excess of $100,000 acquired or disposed of by the Company since the Balance Sheet Date and (iii) an indication as to which assets are currently owned, or were formerly owned, by the Principal Stockholder, any relative of the Principal Stockholder or any affiliate of the Company or the Principal Stockholder. Dispositions of personal property with an individual value not in excess of $100,000 have been offset in the aggregate by acquisitions of personal property with an individual value not in excess of $100,000. Except as set forth and specifically described on SCHEDULE 3.10: (a) all material personal property used by the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on
SCHEDULE 3.10; (b) all personal property leased by the Company from the Principal Stockholder, any relative of the Principal Stockholder or any affiliate of the Company or the Principal Stockholder is leased on terms no less favorable to the Company than those available from an unaffiliated party; (c) all of the personal property is in good working order and condition, ordinary wear and tear excepted; and (d) all leases and agreements are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

      3.11. SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. SCHEDULE
3.11 sets forth (i) a list of all customers representing 5% or more of the Company's revenues in any of the periods covered by the Financial Statements and
(ii) a list of all material contracts, commitments and similar agreements (including, but not limited to, contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land) (a) to which the Company is a party or by which it or any of its properties is bound, (b) which involve aggregate payments of at least $1,000,000 and (c) which are less than 80% complete. True, complete and correct copies of such agreements that involve payments of at least $2,500,000 are attached to SCHEDULE 3.11. Except as described on SCHEDULE 3.11 (1) no significant customer of the Company identified on SCHEDULE 3.11 (A) has canceled or, to the best knowledge of the Company and the Principal Stockholder, is currently attempting or threatening to cancel, a contract or (B) has substantially reduced or, to the best knowledge of the Company and the Principal Stockholder, is currently attempting or threatening to substantially reduce, utilization of the services provided by the Company and
(2) the Company has complied with all material commitments and obligations pertaining to it, and is not in default, under any contract or agreement listed on SCHEDULE 3.11, and no notice of default under any such contract or agreement has been received by the Company. SCHEDULE 3.11 also includes a summary description of all plans or projects involving the opening of new operations, the expansion of existing operations or the acquisition of any property, business or assets requiring, in any event, the payment of more than $1,000,000 by the Company.

      3.12. REAL PROPERTY. SCHEDULE 3.12 includes a list of all real property owned or leased by the Company at the date hereof, and all other real property, if any, used by the Company in the conduct of its business. True, complete and correct copies of all leases and agreements in respect of real property owned or leased by the Company which involve aggregate payments of at least $100,000 are attached to SCHEDULE 3.12, and an indication as to which such properties, if any, were formerly, or are currently owned by the Principal Stockholder, any relative of the Principal Stockholder or any affiliate of the Company or the Principal Stockholder is included in SCHEDULE 3.12. Except as set forth on
SCHEDULE 3.12, all of such leases included on SCHEDULE 3.12 are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

      3.13. INSURANCE. SCHEDULE 3.13 sets forth an accurate list as of the Balance Sheet Date of each of (i) all insurance policies carried by the Company,
(ii) all insurance losses and open insurance claims for the past two policy years and (iii) all insurance loss runs or workers compensation claims received for the past two policy years. Such insurance policies evidence all of the insurance that the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. SCHEDULE 3.13 identifies any "claims made" policies which are in force and any "claims made" policies which were terminated within the last five years for which "tail" coverage has not been obtained. All such insurance policies are currently in full force and effect and shall remain in full force and effect through the Closing Date, and there has not been any lapse in coverage of any such insurance policy during the last five years.

      3.14. COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS.
SCHEDULE 3.14 sets forth (i) a list of all directors, officers and employees of the Company whom the Principal Stockholder reasonably believes are key to the operation of the Company (the "Key Employees"), (ii) a list of all employment agreements with such directors, officers and Key Employees and (iii) the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each such director, officer and Key Employee as of (a) the Balance Sheet Date and (b) the date hereof. The Company has delivered to CSI true, complete and correct copies of any employment agreements for the persons listed on SCHEDULE 3.14, and all other employment and other agreements of any nature containing any provision that could require the Company to make any payment to any person as a result of the transactions contemplated by this Agreement are listed on SCHEDULE 3.15, which provisions are specifically identified on SCHEDULE 3.15. Except as set forth on SCHEDULE 3.14, since the Balance Sheet Date, there have been no increases in the compensation payable, and no special bonuses paid, to any director, officer, Key Employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. Except as set forth on SCHEDULE 3.14: (1) the Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union; (2) no employees of the Company are represented by any labor union or covered by any collective bargaining agreement; (3) to the best knowledge of the Company and the Principal Stockholder, no campaign to establish such representation is in progress; and
(4) there is no pending or, to the best knowledge of the Company and the Principal Stockholder, threatened, labor dispute involving the Company and any group of its employees. Except as set forth on SCHEDULE 3.14, the Company has not experienced any material labor interruptions over the past five years. The Company believes that its relationship with its employees is good in all material respects.

      3.15.  EMPLOYEE BENEFIT PLANS.

            (i) For purposes of this Section 3.15, the following terms have the following meanings:

                  (a) "Company Plan" means an Employee Plan to which the Company contributes or is obligated to contribute, or under which the Company has or may have any liability for premiums or benefits, or which benefits any employee or former employee of the Company or the beneficiaries of any such employee or former employee.

                  (b) "Employee Plan" means any plan, program, agreement or
            arrangement (a "plan") that is: (1) a Welfare Plan; (2) a pension benefit plan within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (3) a stock bonus, stock purchase, stock option, restricted stock or similar equity-based plan; or (4) any other deferred-compensation, retirement, welfare-benefit, bonus, incentive or fringe-benefit plan.

                  (c) "Multiemployer Company Plan" means a Company Plan that is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Company or any Related Entity contributes or is obligated to contribute (or has ever contributed or been obligated to contribute).

                  (d) "Related Entity" means any entity that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company.

                  (e) "Single-Employer Plan" means an Employee Plan that is a single-employer plan (within the meaning of Section 4001(a)(15) of ERISA).

                  (f) "Single-Employer Company Plan" means a Company Plan that is a Single-Employer Plan.

                  (g) "Welfare Plan" means a welfare benefit plan within the meaning of Section 3(1) of ERISA.

            (ii) SCHEDULE 3.15 sets forth all Company Plans, grouped according to Multiemployer Company Plans and Single Employer Plans. With respect to each Single Employer Company Plan, the Company has provided to CSI true, complete and correct copies of: (a) the plan document together with all amendments; (b) any trust agreements, custodial agreements, insurance policies, administration agreements, and investment management or investment advisory agreements; (c) any summary plan descriptions, employee handbooks or similar employee communications; (d) in the case of any plan that is intended to be qualified under Section 401(a) of the Code, the most recent determination letter from the Internal Revenue Service (the "IRS") and any related correspondence; (e) in the case of any plan for which Forms 5500 are required to be filed, the three most recently filed Forms 5500, with schedules attached; and (f) any notices, letters or other correspondence from the IRS or the Department of Labor relating to the plan. With respect to each Multiemployer Company Plan, the Company has provided to CSI true, complete and correct copies of any notices, letters or other correspondence received by the Company from the IRS or the Department of Labor or the trustee(s) or plan administrator.

            (iii) Except as specified on SCHEDULE 3.15, neither the Company nor any Related Entity maintains or is required to contribute, or has ever maintained or been required to contribute, to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.

            (iv) Each Company Plan that is intended to be qualified under
      Section 401(a) of the Code is so qualified. Each Company Plan, including, without limitation, any associated trust or fund, has been administered in accordance with its terms and with applicable law, and nothing has occurred with respect to any Company Plan that has subjected or could subject the Company to a penalty under ERISA or to any excise tax under the Code.

            (v) Except as specified in SCHEDULE 3.15, all required contributions to and premium payments, including, without limitation, PBGC premiums, on account of each Company Plan have been made. No event has occurred that has resulted in or could subject the Company to a tax under Section 4971 of the Code.

            (vi) Neither the Company nor any Related Entity participates, or within the immediately preceding six years has participated, in Single-Employer Plan subject to Title IV of ERISA. With respect to any Multiemployer Company Plan, no underfunding exists that results solely from circumstances existing prior to the Closing or from actions, including, without limitation, failures to act, of the Company prior to the Closing. For this purpose, "underfunding" means the extent to which the present value of all accrued benefits determined on a plan termination basis exceeds the current fair market value of the plan assets. With respect to each Multiemployer Company Plan, no event has occurred that could give rise to a liability on the part of the Company under ERISA, including, without limitation, any "withdrawal liability" as described under Part I of Subtitle E of Title IV of ERISA.

            (vii) SCHEDULE 3.15 sets forth each and every pending or threatened lawsuit, claim or other controversy relating to a Company Plan, other than claims for benefits in the normal course.

            (viii) Except as described on SCHEDULE 3.15, no Company Plan that is a Welfare Plan provides benefits or coverage following retirement or other termination of employment.

            (ix) Except as described on SCHEDULE 3.15, no provision of any Single-Employer Company Plan, would result in any limitation on the ability of the Company or Newco to terminate the plan.

      3.16. CONFORMITY WITH LAW; LITIGATION. Except as set forth on SCHEDULE
3.16 or 3.16A, there are no claims, actions, suits or proceedings pending or, to the best knowledge of the Company and the Principal Stockholder, threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over the Company. Except as set forth on SCHEDULE 3.16 or 3.16A, no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company during the last two years and, to the best knowledge of the Company and the Principal Stockholder, there is no basis therefor. Except as set forth on SCHEDULE 3.16 or 3.16A, the Company has conducted and is conducting its business in substantial compliance with all applicable federal, state and local laws, statutes, ordinances, permits, licenses, writs, injunctions, decrees, orders, approvals, variances, rules and regulations, including, without limitation, all such permits, licenses, orders and other governmental approvals set forth on SCHEDULES 3.8 and 3.9. None of the matters set forth on SCHEDULE 3.16 or 3.16A includes any amount that is carried as an asset on the balance sheet of the Company as of October 31, 1998.

      3.17.  TAXES.

            (i) Except as set forth in SCHEDULE 3.17, the Company: (a) has filed on a timely basis with the appropriate authorities all returns, amended returns, declarations, reports, estimates, statements regarding Taxes, and information returns (collectively, "Tax Returns") regarding any federal, state, local, foreign or other tax, fee, levy, assessment or other governmental charge, including, without limitation, any income, franchise, gross receipts, property, sales, use, services, value added, withholding, social security, estimated, accumulated earnings, alternative or add-on minimum, transfer, license, privilege, payroll, profits, capital stock, employment, unemployment, excise, severance, stamp, occupancy, customs or occupation tax, and any interest, additions to tax and penalties in connection therewith (collectively, "Taxes") which are or were required to be filed on or before the date hereof under applicable law, whether on a consolidated, combined, unitary or individual basis, which Tax Returns are true, correct and complete in all respects; (b) has paid in full on a timely basis to the appropriate taxing authorities all Taxes required to have been paid by the Company (whether or not shown on any Tax Return); and (c) has timely and properly collected or withheld all Taxes or other amounts required to have been collected or withheld by the Company.

            (ii) Except as set forth in SCHEDULE 3.17, (a) no Taxing authority has asserted in writing any adjustment, deficiency, or assessment that could result in additional Tax for which the Company is or may be liable,
      (b) there is no pending audit, examination, investigation, dispute, proceeding or claim for which the Company has received notice relating to any Tax for which the Company is or may be liable, (c) no statute of limitations with respect to any Tax for which the Company is or may be liable has been waived or extended and (d) the Company is not a party to any Tax sharing or Tax allocation agreement, arrangement or understanding.

            (iii) There are no liens on any of the assets of the Company which arose in connection with any failure or asserted failure to pay any Tax, other than liens for current Taxes not yet due and payable.

            (iv) The Company is not a party to any contract, agreement, plan or arrangement that, individually or collectively, could give rise to any payment that would not be deductible by reason of Section 162, 280G or 404 of the Code.

            (v) The Company (a) does not have and has not had any subsidiaries,
      (b) has never been a member of an affiliated group filing a consolidated federal income Tax Return and (c) is not liable for the Taxes of any person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (vi) The provision for Taxes, if any, shown on the balance sheet of the Company as of the Balance Sheet Date delivered to CSI and Newco equals or exceeds the aggregate liability of the Company (whether absolute, accrued or contingent) arising out of facts or circumstances occurring on or prior to the Balance Sheet Date for all Taxes.

            (vii) True, correct and complete copies of all (a) Tax examinations,
      (b) extensions of statutory limitations, (c) federal, state and local income Tax Returns and franchise Tax Returns of the Company, and (d) correspondence between the Company and all taxing authorities for its last three taxable years previously have been furnished to CSI and Newco.

            (viii) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Principal Stockholder certifies that the Principal Stockholder is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury Regulations.

            (ix) The Company has, with all requisite consent of its stockholders, validly elected to be treated as an S corporation under
      Section 1362 of the Code since February 1, 1994 and, where permitted, under the corresponding provisions of applicable state and local law. Except as set forth on SCHEDULE 3.17, the Principal Stockholder has not taken any action or omitted to take any action which action or omission could result in the loss of subchapter S corporation status for the Company during the period from February 1, 1994 through the date hereof.

            (x) The Company will not be liable for any Taxes under Section 1374 of the Code (or any similar provision of state or local law) (collectively, "Section 1374 Taxes") as a result of the Merger. Neither the Company nor any qualified subchapter S subsidiary of the Company has, since February 1, 1994, (a) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or
      (b) acquired the stock of any corporation which is a qualified subchapter S subsidiary.

      3.18. NO VIOLATIONS; NO CONSENTS REQUIRED. The Company is not in violation of the Charter Documents. Neither the Company nor, to the best knowledge of the Company and the Principal Stockholder, any other party thereto, is in material default under any material lease, instrument, license, permit or other material agreement to which the Company is a party or by which any of its properties is bound (the "Material Documents"). Except as set forth on SCHEDULE 3.18, (i) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any material violation or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents, and (ii) the rights and benefits of the Company under the Material Documents will not be adversely affected by the transactions contemplated hereby. Except as set forth on SCHEDULE 3.18, no Material Document requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect, and the consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as set forth on SCHEDULE 3.18, no Material Document prohibits the use or publication by CSI, Newco or the Company of the name of any other party to such Material Document, and no Material Document prohibits or restricts the Company from freely providing services to any other customer or potential customer of CSI, Newco or the Company.

      3.19. GOVERNMENT CONTRACTS. Except as set forth on SCHEDULE 3.19, the Company is not a party to any governmental contract subject to price redetermination or renegotiation.

      3.20. ABSENCE OF CHANGES. Since the Balance Sheet Date, the Company has conducted its operations in the ordinary course of business and, except as set forth on SCHEDULE 3.20, there has not been:

            (i) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of the Company;

            (ii) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company;

            (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

            (iv) any declaration or payment of any dividend or distribution in respect of the capital stock of the Company or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

            (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its directors, officers, stockholders, employees, consultants or agents;

            (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of the Company;

            (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company to any person, including, without limitation, the Principal Stockholder and the affiliates of the Principal Stockholder;

            (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including, without limitation, any indebtedness or obligation of the Principal Stockholder or any affiliate of the Principal Stockholder;

            (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets by the Company outside the ordinary course of its business;

            (xi) any waiver of any material rights or claims of the Company;

            (xii) any amendment to, or termination or cancellation of, any material contract, agreement, license, permit or other right to which the Company is a party; or

            (xiii) any distribution of property or assets by the Company other than in the ordinary course of business.

      3.21. DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.21 sets forth a list as of the date of this Agreement of: (i) the name of each financial institution in which the Company has any account or safe deposit box; (ii) the names in which each such account or box is held; (iii) the type and account number of each such account; (iv) the amount of cash, cash equivalents and securities held in each such account; and (v) the name of each person authorized to draw on or have access to each such account or box. SCHEDULE 3.21 also sets forth the name of each person, corporation, firm or other entity holding any general or special power of attorney from the Company and a description of the terms of each such power.

      3.22. COMPETING LINES OF BUSINESS; RELATED-PARTY TRANSACTIONS. Except as set forth on SCHEDULE 3.22, neither the Principal Stockholder nor any other affiliate of the Company owns, directly or indirectly, any interest in, or is a director, officer, employee or consultant of, or otherwise receives remuneration from, any business which is a competitor, lessor, lessee, customer or supplier of the Company. Except as set forth on SCHEDULE 3.22, no director, officer or stockholder of the Company has, nor during the period beginning January 1, 1996 through the date hereof had, any interest in any property, real or personal, tangible or intangible, used in or pertaining to the Company's business. Except as set forth on SCHEDULE 3.22, the Company has no existing commitment or obligation to pay any money to, or to purchase any goods or services from, the Principal Stockholder, any relative of the Principal Stockholder or any affiliate of the Company or the Principal Stockholder.

      3.23. DISCLOSURE. The Principal Stockholder has fully provided CSI or its representatives with all the information that the CSI has requested in analyzing whether to consummate the Merger. None of the information so provided nor any representation or warranty of the Principal Stockholder contained in this Agreement contains any untrue statement or omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Principal Stockholder which has specific application to the Company (other than general economic or industry conditions) which materially adversely affects or, so far as the Principal Stockholder can reasonably foresee, materially threatens, the assets, business, condition (financial or otherwise), results of operations or prospects of the Company, which has not been described in this Agreement or the Schedules hereto.

      3.24. PREEMPTIVE RIGHTS. The Principal Stockholder does not have any preemptive or other right to acquire shares of Company Stock or CSI Stock, and the Principal Stockholder hereby waives any preemptive or other right to acquire shares of Company Stock or CSI Stock that the Principal Stockholder has or may have had other than rights of the Principal Stockholder to acquire CSI Stock pursuant to (i) this Agreement or (ii) any option granted by CSI.

      3.25. RELATIONS WITH GOVERNMENT. Neither the Company nor the Principal Stockholder has given or offered anything of value to any governmental official, political party or candidate for government office, nor has the Company or the Principal Stockholder otherwise taken any action, in each case which would cause the Company to be in violation of any law.

4.  REPRESENTATIONS AND WARRANTIES OF CSI.

      CSI represents and warrants that all of the following representations and warranties in this Section 4 are true at the date of this Agreement and shall be true at the time of Closing. For purposes of this Agreement, the term "Material Adverse Effect" means, when used in reference to CSI, a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of CSI and its subsidiaries taken as a whole.

      4.1. DUE ORGANIZATION. Each of CSI and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of CSI and Newco is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities necessary to carry on business in the places and in the manner as now conducted, except where the failure to be so authorized, qualified or licensed would not have a Material Adverse Effect on CSI.

      4.2. AUTHORIZATION. Each of CSI and Newco has all corporate power to enter into and perform this Agreement and the other documents and instruments to be delivered by it pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of CSI and Newco of this Agreement and the other documents and instruments (including, without limitation, the Convertible Notes) to be delivered by it pursuant to this Agreement and the consummation by each of CSI and Newco of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of CSI or Newco, as the case may be. This Agreement has been validly executed and delivered by each of CSI and Newco, constitutes the legal, valid and binding obligation of each of them and is enforceable against each of them in accordance with its terms.

      4.3. NO VIOLATIONS. The execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation or breach of, or constitute a default under, any of the terms or provisions of CSI's Restated Certificate of Incorporation or Amended and Restated By-laws, each as amended, or Newco's Certificate of Incorporation or By-laws, each as amended.

      4.4. CSI STOCK. At the time of issuance thereof, the CSI Stock to be delivered pursuant to this Agreement will constitute valid and legally issued, fully paid and nonassessable shares of CSI.

      4.5. SEC REPORTS. Since July 2, 1997, CSI has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC"), and, at the time of its filing with the SEC, each such form, report and document complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as then in effect. Since July 2, 1997, at the time of its filing or effectiveness, no report or registration statement filed by CSI with the SEC contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

      4.6. ABSENCE OF CHANGES. Except as set forth in the reports and documents filed by CSI with the SEC, from August 17, 1998 to the date hereof, there has not been any change or any development or combination of developments which would be required to be disclosed as a material change in response to Item 11 of a registration statement on Form S-3 under the Securities Act or which has had or would reasonably be expected to have a Material Adverse Effect on CSI.

      4.7. NO REMEDY BLOCKAGE. No Remedy Blockage (as defined in each Convertible Note) exists as of the date hereof.

5.  COVENANTS PRIOR TO CLOSING

      5.1. ACCESS AND COOPERATION; DUE DILIGENCE. Between the date of this Agreement and the Closing Date, the Company will afford to the officers and authorized representatives of CSI access to all of the Company's sites, properties, books and records and will furnish CSI with such additional financial and operating data and other information as to the business and properties of the Company as CSI may from time to time reasonably request. The Company will cooperate with CSI, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. CSI, Newco, the Company and the Principal Stockholder will treat all information obtained in connection with the negotiation and performance of this Agreement as confidential in accordance with the provisions of Section 12.

      5.2. CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing Date, the Company will, except as set forth on
SCHEDULE 5.2:

            (i) carry on its respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

            (ii) maintain its properties and facilities, including, without limitation, those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

            (iii) perform in all material respects all of its obligations under agreements relating to or affecting any of its assets, properties or rights;

            (iv) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

            (v) use its reasonable efforts to maintain and preserve its business organization intact, retain its present Key Employees and maintain its relationships with suppliers, customers and others having business relations with the Company;

            (vi) maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities; and

            (vii) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments with respect to real or personal property requiring payments which exceed $100,000 in any 12-month period without the knowledge and consent of CSI; PROVIDED, HOWEVER, that such instruments may be replaced without the consent of CSI if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced.

      5.3. PROHIBITED ACTIVITIES. Except as set forth on SCHEDULE 5.3, between the date hereof and the Closing Date, the Company will not, without the prior written consent of CSI:

            (i)  make any change in the Charter Documents;

            (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants;

            (iii) declare or pay any dividend, or make any distribution in respect of its stock, whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

            (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except (a) in the normal course of business consistent with past practice in an amount not in excess of (1) $100,000 individually and (2) $300,000 in the aggregate and (b) for any contract to provide Services (as defined below) in the normal course of business consistent with past practice in an amount not in excess of $10,000,000;

            (v) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (a) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $100,000 necessary or desirable for the conduct of the businesses of the Company, (b) (1) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (2) materialmen's, mechanics', workers', repairmen's, employees' or other similar liens arising in the ordinary course of business (the liens set forth in clause (b) being referred to herein as "Statutory Liens");

            (vi) sell, assign, lease or otherwise transfer or dispose of any property or equipment, except in the normal course of business;

            (vii) negotiate for the acquisition of any business or the start-up of any new business;

            (viii) merge or consolidate, or agree to merge or consolidate, with or into any other corporation or other entity;

            (ix) waive any material rights or claims of the Company; PROVIDED, HOWEVER, that the Company may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

            (x) commit a material breach of, or amend or terminate, any material agreement, permit, license or other right of the Company;

            (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder; or

            (xii) increase, or commit to any increase in, the salary, bonus, commission or other compensation of any officer, director, employee or agent of the Company, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice.

      5.4. NO SHOP. None of the Company, the Principal Stockholder nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

            (i) solicit or initiate the submission of proposals or offers from any person for,

            (ii)  participate in any discussions pertaining to or

            (iii) furnish any information to any person other than CSI or its authorized agents relating to,

any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination involving the Company.

      5.5. NOTICE TO BARGAINING AGENTS. Prior to the Closing Date, the Company shall satisfy any requirement for notice of the transactions contemplated by this Agreement under applicable collective bargaining agreements, and shall provide CSI with proof that any required notice has been sent.

      5.6. AGREEMENTS. On or prior to the Closing Date, the Company and the stockholders of the Company shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements to which the Company is a party and (ii) any existing agreement between the Company and the Principal Stockholder, in each case except as specifically approved in writing by CSI. Copies of such termination agreements shall be delivered to CSI at the Closing or prior thereto.

      5.7. NOTIFICATION OF CERTAIN MATTERS. The Company and the Principal Stockholder shall give prompt notice to CSI of (i) any occurrence or non-occurrence of any event which would be likely to cause any representation or warranty of the Company or the Principal Stockholder contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of the Company or the Principal Stockholder to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by hereunder. CSI and Newco shall give prompt notice to the Company of (a) any occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of CSI contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of CSI or Newco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by CSI or Newco hereunder. The delivery of any notice pursuant to this Section 5.7 shall not be deemed to (1) modify the representations or warranties hereunder of the party delivering such notice, (2) modify the conditions to Closing set forth herein or (3) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      5.8. AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing occurs to notify the other parties hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described on the Schedules.

      5.9. FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

      5.10. COMPLIANCE WITH THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976. All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act") may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott-Rodino Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott-Rodino Act; (ii) such filings and expiration or termination of the applicable waiting period thereunder shall be deemed a condition precedent in addition to the conditions precedent set forth elsewhere in this Agreement; and
(iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott-Rodino-Act to be made. If filings under the Hart-Scott-Rodino Act are required, each party shall bear its own costs and expenses (including filing fees) in connection with such filings.

6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE PRINCIPAL STOCKHOLDER.

      The obligations of the Company and the Principal Stockholder with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

      6.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of CSI contained in this Agreement that are qualified by materiality shall be true and correct in all respects and all other representations and warranties of CSI contained in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; all terms, covenants and conditions of this Agreement to be complied with and performed by CSI and Newco on or before the Closing Date shall have been duly complied with and performed in all material respects; no Remedy Blockage (as defined in each Convertible Note) shall exist as of the Closing Date; and CSI shall have delivered to the Principal Stockholder a certificate, dated the Closing Date and signed by the President or any Vice President of CSI, to such effect.

      6.2. SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the Company and its counsel.

      6.3. OPINION OF COUNSEL. The Principal Stockholder shall have received an opinion from counsel to CSI and Newco, dated the Closing Date, in the form of ANNEX V hereto.

      6.4. CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained and made; no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger; and no governmental agency or body shall have taken any other action or made any request of the Company as a result of which the Company reasonably deems it inadvisable to proceed with the transactions hereunder.

      6.5. EMPLOYMENT AGREEMENTS. MS and the Company shall have entered into an Employment Agreement in the form of ANNEX VI hereto. Each Key Employee of the Company listed on SCHEDULE 6.5 shall have been afforded the opportunity to enter into an Employment Agreement with Newco in form and substance satisfactory to CSI and MS.

      6.6. LEASE AGREEMENT. The Company and MS shall have entered into a Lease Agreement in the form of ANNEX VII hereto.

      6.7. GRANT OF STOCK OPTIONS. The Compensation Committee shall have approved, subject to the consummation of the Merger, the grant and distribution to Key Employees (other than MS) of the Company who continue in the employ of the Surviving Corporation and who are designated by MS, stock options to purchase an aggregate of 320,000 shares of CSI Stock.

      6.8. ELECTION OF MS TO BOARD OF DIRECTORS OF CSI. The Board of Directors of CSI shall have elected, subject to the consummation of the Merger, MS as a Class I director on the Board of Directors of CSI.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF CSI AND NEWCO.

      The obligations of CSI and Newco with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

      7.1. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of the Company and the Principal Stockholder contained in this Agreement that are qualified by materiality shall be true and correct in all respects and all other representations and warranties of the Company and the Principal Stockholder contained in this Agreement shall be true and correct in all material respects, in each case as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; all terms, covenants and conditions of this Agreement to be complied with and performed by the Company and the Principal Stockholder on or before the Closing Date shall have been duly complied with and performed in all material respects; and the Principal Stockholder shall have delivered to CSI a certificate, dated the Closing Date and signed by the Principal Stockholder, to such effect.

      7.2. NO MATERIAL ADVERSE EFFECT. Since the Balance Sheet Date, (i) no event or circumstance shall have occurred which has had, or reasonably could be expected to have, a Material Adverse Effect on the Company and (ii) the Company shall not have suffered any material change, loss or damage to any of its properties or assets, whether or not covered by insurance, which change, loss or damage could affect or impair the ability of the Company to conduct its business; and the Principal Stockholder shall have delivered to CSI a certificate, dated the Closing Date and signed by the Principal Stockholder, to such effect.

      7.3. PRINCIPAL STOCKHOLDER'S RELEASE. The Principal Stockholder shall have delivered to CSI an instrument dated the Closing Date releasing CSI, Newco, the Company and the Surviving Corporation from (i) any and all claims of the Principal Stockholder against CSI, Newco, the Company and the Surviving Corporation and (ii) any and all obligations of CSI, Newco, the Company and the Surviving Corporation to the Principal Stockholder, except for (a) continuing obligations to the Principal Stockholder relating to the Principal Stockholder's employment by the Surviving Corporation, (b) obligations arising under this Agreement and the transactions contemplated hereby and (c) obligations arising under the Lease Agreement referred to in Section 6.6 and the transactions contemplated thereby.

      7.4. SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to CSI and its counsel.

      7.5. OPINION OF COUNSEL. CSI shall have received an opinion from counsel to the Company and the Principal Stockholder, dated the Closing Date, in the form of ANNEX VIII hereto.

      7.6. CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated by this Agreement shall have been obtained and made; all consents and approvals of third parties listed on SCHEDULE 3.18 shall have been obtained; no action or proceeding shall have been instituted or threatened to restrain or prohibit the Merger; and no governmental agency or body shall have taken any other action or made any request of CSI as a result of which CSI reasonably deems it inadvisable to proceed with the transactions hereunder.

      7.7. GOOD STANDING CERTIFICATES. The Company shall have delivered to CSI a certificate, dated as of a date no earlier than 10 days prior to the Closing Date, duly issued by the appropriate governmental authority in the State of Incorporation and in each state in which the Company is authorized to do business, showing that the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing Date have been filed and paid.

      7.8. RELATED-PARTY TRANSACTIONS. All existing leases, agreements and arrangements between the Company and the Principal Stockholder, any relative of the Principal Stockholder or any affiliate of the Company or the Principal Stockholder shall have been canceled or shall have been renegotiated on an arm's-length basis such that the terms thereof are satisfactory to CSI.

      7.9. EMPLOYMENT AGREEMENTS. The Company and MS shall have entered into the Employment Agreement referred to in the first sentence of Section 6.5. Each Key Employee of the Company listed on SCHEDULE 6.5 shall have been afforded the opportunity to enter into an Employment Agreement with Newco in form and substance satisfactory to CSI and MS.

      7.10. LEASE AGREEMENT. The Company and MS shall have entered into the Lease Agreement referred to in Section 6.6.

8. COVENANTS OF CSI AND THE PRINCIPAL STOCKHOLDER AFTER CLOSING.

      8.1. RELEASE FROM GUARANTEES. CSI shall use all reasonable efforts to have the Principal Stockholder released from any and all personal guarantees of the Company's indebtedness identified on SCHEDULE 8.1. In the event that CSI cannot obtain such releases on or prior to the date 120 days subsequent to the Closing Date, CSI shall pay off or otherwise refinance or retire such indebtedness.

      8.2.  PREPARATION AND FILING OF TAX RETURNS; LIABILITY FOR TAXES.

            (i) The Principal Stockholder shall prepare and file or cause to be filed all Tax Returns for the Company for all taxable periods that end on or before the Closing Date (including, without limitation, the period from the beginning of the most recent fiscal year of the Company through the Closing Date), but in each case only after CSI has reviewed such filings and consented thereto (which consent shall not be unreasonably withheld or delayed). The Principal Stockholder has paid or shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid or amounts available as offsets and identified as such in the event of any audit or examination of Tax Returns previously filed with respect thereto) for all taxable periods through the Closing Date (including, without limitation, Taxes arising as a result of transactions occurring on or before the Closing Date).

            (ii) Each party hereto shall, and shall cause its subsidiaries and affiliates, if any, to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Returns, amended Tax Returns or claims for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Tax Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Tax Returns pursuant to this Agreement shall bear all costs of filing such Tax Returns.

      8.3. ELECTION UNDER SECTION 338(H)(10) OF THE CODE. Pursuant to and prior to the time required by applicable Treasury Regulations, CSI and the stockholders of the Company will join in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, local or foreign Tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase of the capital stock of the Company by CSI.

      The Principal Stockholder will pay any taxes, or reimburse CSI and the Company for any Taxes required to be paid by them, attributable to the making of the Section 338(h)(10) Election and will indemnify CSI and the Company against any Tax liabilities, damages and expenses arising out of any failure to pay such Taxes, or failure to reimburse CSI or the Company for such Taxes. The Principal Stockholder will also pay any state, local or foreign Taxes, or reimburse CSI and the Company for any state, local or foreign Taxes required to be paid by them (and indemnify CSI against any Tax liability, damages and expenses arising out of any failure to pay such Taxes or failure to reimburse CSI or the Company for such Taxes), attributable to an election under state, local or foreign law similar to the election available under Section 338(h)(10) of the Code (or which results from the making of an election under Section 338(h)(10) of the
Code) with respect to the purchase of the capital stock of the Company by CSI, including, without limitation, any state, local or foreign Taxes incurred when the state, local or foreign Tax jurisdiction (i) does not provide or recognize a
Section 338(h)(10) election or (ii) does not apply its provisions corresponding to Section 338(h)(10) of the Code to the Merger.

      The purchase price paid pursuant to Section 2 and the liabilities of the Company (plus other relevant items) will be allocated to the assets of the Company for all purposes (including Tax and financial accounting purposes) in a manner consistent with Section 1.338(b)-2T of the Treasury Regulations (or any successor provision) and the fair market values of the assets. Such allocation as reasonably agreed by the parties shall be recorded on Form 8023, which Form 8023 shall be deemed to be incorporated herein by reference. CSI, the Company and the stockholders of the Company, will file all Tax Returns (including, without limitation, amended returns and claims for refunds) and information reports in a manner consistent with such values. The parties have determined that the fair market value of the Company's tangible assets is equal to the adjusted basis of such assets as determined for federal income Tax purposes, and the Merger Consideration shall be allocated among the Company's tangible assets on a basis consistent with such determination.

      After the Closing, CSI and the stockholders of the Company shall cooperate in any filing or proceedings with the IRS and any relevant state authorities relating to the purchase of the capital stock of the Company by CSI, including, without limitation, providing copies of accounting records and other information as may be required in connection with any Tax Returns filed by either CSI or the stockholders of the Company.

      8.4. GRANT OF STOCK OPTIONS. At the Closing, CSI will grant and distribute to Key Employees (other than MS) of the Company who continue in the employ of the Surviving Corporation and who are designated by MS, stock options to purchase an aggregate of 320,000 shares of CSI Stock; PROVIDED, HOWEVER, that no such Key Employee shall be allocated stock options to purchase more than 2,500 shares of CSI Stock unless such Key Employee shall have executed and delivered to the Surviving Corporation a Confidentiality and Noncompetition Agreement in form and substance reasonably satisfactory to CSI. Such stock options shall be priced at the fair market value of CSI Stock on the date such stock options are granted and shall vest in five equal annual installments.

      8.5. EMPLOYEE BENEFIT PLANS. Newco hereby agrees that, with respect to employees of the Company who continue in the employ of the Surviving Corporation after the Merger, that the Surviving Corporation will, to the extent not prohibited by applicable law, maintain the same employee benefits for a period of five years following the Closing, with such modifications as may be made by the Surviving Corporation from time to time upon the prior written consent of MS; PROVIDED, HOWEVER, that the Surviving Corporation may make reasonable modifications to such employee benefits without the consent of MS to the extent that (i) such modifications are reasonably necessary to comply with any law, regulation, administrative rule or the like, (ii) the annualized costs of such employee benefits in any year exceed 115% of the prior year's annualized costs or 140% of the 1998 annualized costs or (iii) MS has voluntarily, or upon termination for good cause by CSI or the Surviving Corporation, as the case may be, ceased to be an employee of CSI and the Surviving Corporation. At any time after the fifth anniversary of the Closing Date, the Board of Directors of the Surviving Corporation may modify the employee benefits applicable to employees of the Surviving Corporation. The covenant contained in this Section 8.5 (a) is not intended to confer on any employee of the Company or the Surviving Corporation the status of a third-party beneficiary of this Agreement and (b) may be enforced only by MS or his successors.

      8.6. FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

9.  INDEMNIFICATION.

      9.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            (i) The representations and warranties of the Principal Stockholder made in this Agreement and in the documents and certificates delivered in connection herewith shall survive the Merger for a period of two years following the Closing Date, except that:

                  (a) such representations and warranties that relate to Taxes, including without limitation the representations and warranties set forth in Section 3.17, and such representations and warranties that relate to environmental matters, including without limitation the representations and warranties set forth in Section 3.9, shall survive until the expiration of the applicable statutes of limitations (including any extensions thereof) for such Taxes or such environmental matters; and

                  (b) such representations and warranties that relate to illegal acts and fraud ("Illegal Acts") shall survive perpetually;

      PROVIDED, HOWEVER, that all representations and warranties with respect to which a claim is made within the applicable survival period shall survive until such claim is finally determined and paid.

            (ii) The representations and warranties of CSI made in this Agreement and in the certificates delivered in connection herewith shall survive the Merger for a period of two years following the Closing Date; PROVIDED, HOWEVER, that all representations and warranties with respect to which a claim is made within such two-year period shall survive until such claim is finally determined and paid.

            (iii) The date on which a representation or warranty expires as provided herein is referred to as the "Expiration Date." No claim for indemnification, including, without limitation, any claim based on securities fraud, may be made with respect to a representation or warranty after the Expiration Date, other than claims based on common law fraud.

      9.2. INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDER. The Principal Stockholder (in his capacity as an indemnifying party, an "Indemnifying Party") covenants and agrees that he will indemnify, defend, protect and hold harmless CSI, Newco and their respective subsidiaries, officers, directors, employees, stockholders, agents, representatives and affiliates (each in its, his or her capacity as an indemnified party, an "Indemnitee") at all times from and after the date of this Agreement from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) (collectively "Damages") incurred by such Indemnitee as a result of or incident to:

            (i) any breach of any representation or warranty of the Principal Stockholder set forth herein or in any certificate or other document delivered in connection herewith (in the case of any such representation or warranty that relates to environmental matters, including, without limitation, the representations and warranties set forth on Section 3.9, as each such representation or warranty would read if all qualifications as to knowledge or materiality were deleted therefrom) and any misrepresentation in connection with this Agreement or the transactions contemplated hereby;

            (ii) any breach or nonfulfillment by the Principal Stockholder of, or any noncompliance by the Principal Stockholder with, any covenant, agreement or obligation contained herein or in any certificate or other document delivered in connection herewith;

            (iii) the operation of the business of the Company prior to the Closing;

            (iv) any Section 1374 Taxes of the Company for any period (or portion thereof) ending on or prior to the Closing Date, relating to or arising in connection with the Merger or otherwise;

            (v) any Taxes (other than Section 1374 Taxes) of the Company of any kind for any period (or portion thereof) ending on or prior to the Closing Date, whether relating to or arising in connection with the Merger or otherwise;

            (vi) each of (a) the presence of and closure or removal of any underground storage tank on any property presently or previously owned or leased by the Company, (b) any violation of any Environmental Law by the Company or any predecessor of the Company or (c) disposal at the Tippecanoe Sanitary Landfill;

            (vii) the claims, actions, suits and proceedings described on
      SCHEDULE 3.16 to the extent that the Damages resulting from or incident to such claims, actions, suits and proceedings are not paid or reimbursed by insurance proceeds; and

            (viii) the claims, actions, suits and proceedings described on
      SCHEDULE 3.16A to the extent that the Damages resulting from or incident to such claims, actions, suits and proceedings (a) exceed the proceeds received by the Surviving Corporation from such claims, actions, suits and proceedings and (b) are not paid or reimbursed by insurance proceeds.

      9.3. INDEMNIFICATION BY CSI. CSI (in its capacity as an indemnifying party, an "Indemnifying Party") covenants and agrees that it will indemnify, defend, protect and hold harmless the Principal Stockholder (in his capacity as an indemnified party, an "Indemnitee") at all times from and after the date of this Agreement from and against all Damages incurred by such Indemnitee as a result of or incident to (i) any breach of any representation or warranty of CSI set forth herein or in any certificate or other document delivered in connection herewith and any misrepresentation in connection with this Agreement or the transactions contemplated hereby, and (ii) any breach or nonfulfillment by CSI or Newco of, or noncompliance by CSI or Newco with, any covenant, agreement or obligation contained herein or in any certificate or other document delivered in connection herewith.

      9.4. THIRD PERSON CLAIMS. Promptly after any Indemnitee has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person that may give rise to a right of indemnification hereunder, such Indemnitee shall give to the Indemnifying Party obligated to provide indemnification hereunder written notice of such claim or the commencement of such action or proceeding; PROVIDED, HOWEVER, that the failure to give such notice will not relieve such Indemnifying Party from liability under this
Section 9 with respect to such claim, action or proceeding, except to the extent that the Indemnifying Party has been actually prejudiced as a result of such failure. The Indemnifying Party (at its own expense) shall have the right and shall be given the opportunity to associate with the Indemnitee in the defense of any such claim, action or proceeding; PROVIDED, HOWEVER, that counsel for the Indemnitee shall act as lead counsel in all matters pertaining to the defense or settlement of any such claim, action or proceeding. The Indemnitee shall not, except at its own cost, make any settlement with respect to any such claim, action or proceeding without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. It is understood and agreed that in situations where failure of the Indemnitee to settle a claim expeditiously could have an adverse effect on the Indemnitee, the failure of the Indemnifying Party to act upon the Indemnitee's request for consent to such settlement within 10 business days of the Indemnifying Party's receipt of notice thereof from the Indemnitee shall be deemed to constitute consent by the Indemnifying Party to such settlement for purposes of this Section 9.

      9.5. METHOD OF PAYMENT. All claims for indemnification shall be paid in cash.

      9.6. LIMITATIONS ON INDEMNIFICATION. CSI, Newco and the other persons and entities indemnified pursuant to Section 9.2 shall not assert any claim hereunder against the Principal Stockholder that relates to Section 1374 Taxes until such time as, only to the extent that, the aggregate amount of all such claims for Section 1374 Taxes which such persons may have against the Principal Stockholder shall exceed $1,000,000; PROVIDED, HOWEVER, that the foregoing limitation shall not apply to Section 1374 Taxes which relate to real property. CSI, Newco and the other persons and entities indemnified pursuant to Section
9.2 shall not assert any claim under Section 9.2(viii) until such time as, only to the extent that, the aggregate amount of all such claims under Section 9.2(viii) which such persons may have against the Principal Stockholder shall exceed $100,000. Except for claims for indemnification under Section 9.2(vii), CSI, Newco and the other persons and entities indemnified pursuant to Section
9.2 shall not assert any claim (including, without limitation, any claims for Section 1374 Taxes that are related to real property, but excluding (i) any other claims for Section 1374 Taxes, which are subject only to the limitation in the first sentence of this Section 9.6, and (ii) any claims under Section 9.2(viii), which are subject only to the limitation in the second sentence of this Section 9.6) for indemnification hereunder against the Principal Stockholder until such time as, and only to the extent that, the aggregate amount of all such claims which such persons may have against the Principal Stockholder shall exceed $500,000 (the "Indemnification Threshold"). The Principal Stockholder shall not assert any claim for indemnification hereunder against CSI until such time as, and only to the extent that, the aggregate amount of all such claims which the Principal Stockholder may have against CSI shall exceed the Indemnification Threshold.

      No person shall be entitled to indemnification under this Section 9 if and to the extent that such person's claim for indemnification is directly or indirectly caused by a breach by such person of any representation, warranty, covenant or other agreement set forth is this Agreement.

      The aggregate liability of the Principal Stockholder for indemnification claims under this Section 9 shall be limited to the aggregate amount of the Merger Consideration; PROVIDED, HOWEVER, that the aggregate liability of the Principal Stockholder for indemnification claims under this Section 9 with respect to any breach of any representation or warranty that relates to (i) Taxes (including, without limitation, the representations and warranties set forth in Section 3.17), (ii) environmental matters (including, without limitation, the representations and warranties set forth in Section 3.9) and
(iii) Illegal Acts (including, without limitation, the representations and warranties set forth in Sections 3.8, 3.16 and 3.25), shall have no limit. The aggregate liability of CSI for indemnification claims under this Section 9 shall be limited to the aggregate amount of the Merger Consideration.

10.  TERMINATION OF AGREEMENT

      10.1. TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

            (i) by mutual consent of the respective Boards of Directors of CSI and the Company;

            (ii) by the Company (acting through its Board of Director), or by CSI (acting through its Board of Directors), if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by November 30, 1998 (the "Termination Date"), unless the failure of such transactions to be consummated is due to the willful failure of any party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date; or

            (iii) by the Company or the Principal Stockholder, on the one hand, or by CSI, on the other hand, if a material breach or default shall be made by another party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Termination Date.

      10.2. LIABILITIES IN EVENT OF TERMINATION. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out-of-pocket expenses.

11.  NONCOMPETITION.

      11.1. PROHIBITED ACTIVITIES. The Principal Stockholder will not, for a period of five years following the Closing Date, for any reason whatsoever, directly or indirectly, on behalf of the Principal Stockholder or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever nature:

            (i) except for the activities listed on SCHEDULE 11.1, engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, or make or guarantee loans or invest, in or for any business engaged in offering mechanical contracting services, including, without limitation, heating, ventilation and air conditioning, plumbing, piping and electrical and related services ("Services"), in competition with CSI or any of its subsidiaries anywhere within the United States or Canada (the "Territory");

            (ii) call upon any person who is an employee of CSI or any of its subsidiaries for the purpose or with the intent of enticing such employee away from or out of the employ of CSI or any of its subsidiaries;

            (iii) call upon any person or entity which is, or has been within two years prior to the Closing Date, a customer of the Company or any of its subsidiaries for the purpose of soliciting or selling Services in direct competition with CSI or any of its subsidiaries.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Principal Stockholder from acquiring as a passive investor with no involvement in the operations or management of the business, not more than 1% of any class of securities of a competing business whose securities are publicly traded on a national securities exchange or over-the-counter market.

      11.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to CSI and Newco as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to CSI, Newco and their respective affiliates for which they would have no other adequate remedy, the Principal Stockholder agrees that, in the event of a breach by the Principal Stockholder of any of the covenants set forth in this Section 11, CSI or Newco may, at its option, in addition to obtaining any other remedy or relief available to it (including, without limitation, damages at law), enforce the provisions of this Section 11 by injunction and other equitable relief.

      11.3. REASONABLE RESTRAINT. The parties agree that the covenants contained in this Section 11 impose a reasonable restraint on the Principal Stockholder in light of the activities and business of CSI and its subsidiaries and the future plans of CSI and its subsidiaries; PROVIDED, HOWEVER, that it is also the intent of the parties that such covenants be reasonably construed and enforced in accordance with the changing activities, business and locations of CSI and its subsidiaries throughout the term of this Section 11.

      11.4. SEVERABILITY; REFORMATION. The covenants in this Section 11 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

      11.5. INDEPENDENT COVENANT. The Principal Stockholder acknowledges and agrees that the agreements and covenants made by the Principal Stockholder in this Section 11 are material conditions to CSI's willingness to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this Section 11 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Principal Stockholder against CSI or any of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CSI or Newco of such covenants. It is specifically agreed that the period of five years stated at the beginning of this Section 11, during which the agreements and covenants of the Principal Stockholder made in this Section 11 shall be effective, shall be computed by excluding from such computation any time during which the Principal Stockholder is in violation of any provision of this Section 11. The covenants contained in this Section 11 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

12.  NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

      12.1. GENERAL. Each party recognizes and acknowledges that such party had in the past, currently have, and in the future may possibly have, access to certain confidential information of CSI, Newco and/or the Company, such as operational policies, pricing and cost policies, and other information, that are valuable, special and unique assets of CSI, Newco and/or the Company. Each party agrees that such party will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (i) in the case of any party, to authorized representatives of CSI, (ii) in the case of the Principal Stockholder, as is required in the course of performing the Principal Stockholder's duties for CSI or the Surviving Corporation, (iii) in the case of CSI and Newco, to their respective affiliates and as is required by applicable securities laws or any requirement of any stock exchange on which any class of securities of CSI or Newco is traded and (iv) in the case of any party, to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this
Section 12.1, in each case unless (a) such information becomes known to the public generally through no fault of the disclosing party or (b) disclosure is required by law or the order of any governmental authority under color of law; provided, HOWEVER, that prior to disclosing any information pursuant to this clause (b), the disclosing party shall, if possible, give prior written notice of the disclosure of such information (1) in the case of CSI and Newco, to the Principal Stockholder and (2) in the case of the Principal Stockholder, to CSI and Newco, and provide such notified party with the opportunity to contest such disclosure. In the event of a breach or threatened breach by any party of the provisions of this Section 12.1, the other parties shall be entitled to injunctive or other equitable relief restraining such party from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting any party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

      12.2. EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to the other parties as a result of the breach of the foregoing covenant, and because of the immediate and irreparable damage that would be caused to the other parties and their respective affiliates for which they would have no other adequate remedy, each party agrees that, in the event of a breach by such party of any of the covenants set forth in this Section 12, each other party may, at its option, in addition to obtaining any other remedy or relief available to it (including, without limitation, damages at law), enforce the provisions of this
Section 12 by injunction and other equitable relief.

      12.3. SURVIVAL. The obligations of the parties under this Section 12 shall survive the termination of this Agreement for a period of five years.

13.  SECURITIES LAW MATTERS.

      13.1. ECONOMIC RISK; SOPHISTICATION. The Principal Stockholder represents and warrants that the Principal Stockholder has not relied on any purchaser representative or on the Company or any other person in connection with the acquisition of shares of CSI Stock hereunder. The Principal Stockholder (i) has such knowledge, sophistication and experience in business and financial matters that the Principal Stockholder is capable of evaluating the merits and risks of an investment in the shares of CSI Stock, (ii) fully understands the nature, scope and duration of any limitations on transfer described in this Agreement and (iii) can bear the economic risk of an investment in the shares of CSI Stock and can afford a complete loss of such investment. The Principal Stockholder has had an adequate opportunity to ask questions and receive answers from the officers of CSI concerning any and all matters relating to the transactions described herein, including, without limitation, the background and experience of the officers and directors of CSI, the plans for the operations of the business of CSI, the business, operations and financial condition of CSI, and any plans for additional acquisitions and the like. The Principal Stockholder has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to the Principal Stockholder's satisfaction.

      13.2. COMPLIANCE WITH LAW. The Principal Stockholder covenants that none of the CSI Stock issued to the Principal Stockholder hereunder will be offered, sold, assigned, hypothecated, transferred or otherwise disposed of by the Principal Stockholder except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC.

      13.3. RESALE LIMITATIONS. The CSI Stock issued hereunder will not be registered pursuant to the Securities Act, and the Principal Stockholder may not transfer the CSI Stock issued hereunder except pursuant to registration under the Securities Act, or pursuant to a valid exemption from registration under the Securities Act (including, without limitation, the limitations on resale under Rule 144 promulgated under the Securities Act). Additionally, the certificates evidencing the CSI Stock issued hereunder will bear a legend substantially in the form set forth below:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO SUCH SALE OR TRANSFER, UNLESS THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW.

      13.4. CONTRACTUAL RESTRICTIONS. The Principal Stockholder agrees that the Principal Stockholder will not offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of, or reduce the Principal Stockholder's risk with respect to, (i) one-half of the shares of CSI Stock issued to the Principal Stockholder hereunder prior to the fourth anniversary of the Closing Date and (ii) one-half of the shares of CSI Stock issued to the Principal Stockholder hereunder prior to the fifth anniversary of the Closing Date (in each case, the "Vesting Date"). Separate certificates will be issued representing the portion of CSI Stock which is saleable on each Vesting Date, and each certificate shall bear the following legend, in each case with the appropriate Vesting Date inserted:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTION ON TRANSFER AND MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE ENCUMBERED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY SUCH TRANSACTION, UNTIL ____________________ WITHOUT THE WRITTEN CONSENT OF THE ISSUER.

14.  REGISTRATION RIGHTS.

      14.1. PIGGYBACK REGISTRATION RIGHTS. At any time following the Closing, whenever CSI proposes to register any CSI Stock for the account of CSI or any other person under the Securities Act for an underwritten public offering, CSI shall give the Principal Stockholder prompt written notice of its intent to effect such registration. Upon written notice from the Principal Stockholder to CSI within 15 days after receipt by the Principal Stockholder of notice of such registration, and subject to existing registration rights of holders of CSI Stock, CSI shall cause to be included in such registration any shares of CSI Stock issued to the Principal Stockholder pursuant to this Agreement (including, without limitation, any CSI Stock issued as a dividend or other distribution, or issuable upon the conversion or exchange of any security issued as a dividend or other distribution, with respect to, in exchange for or in replacement of, such CSI Stock) which the Principal Stockholder may request; PROVIDED, HOWEVER, that if CSI is advised by any managing underwriter of such underwritten offering of CSI Stock that the number of shares of CSI Stock to be sold by persons other than CSI is greater than a number of such shares which can be offered without adversely affecting such underwritten offering, then CSI may reduce pro rata the number of such shares offered for the accounts of such persons (based upon the number of shares of CSI Stock held by such persons) to a number deemed satisfactory by such managing underwriter; and PROVIDED, FURTHER, that for each such offering made by CSI after the Closing Date, such reduction shall be made:

            (a) first, by reducing the number of shares to be sold by persons and entities other than CSI, the Principal Stockholder and any stockholder of CSI exercising registration rights granted prior to the date hereof; and

            (b) thereafter, if further reduction is required, by reducing the number of shares to be sold by persons and entities other than CSI and any stockholder of CSI exercising registration rights granted prior to the date hereof.

Notwithstanding the foregoing, the right of the Principal Stockholder to request the registration in any underwritten offering of any shares of CSI Stock pursuant to this Section 14.1 shall be limited to the maximum number of shares which the managing underwriter is recommending that directors of CSI sell in such offering.

      14.2. REGISTRATION EXPENSES. All expenses incurred in connection with the registrations under this Section 14 (including, without limitation, all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by CSI.

      14.3. UNDERWRITING AGREEMENT. In connection with each registration pursuant to this Section 14 covering an underwritten registered offering, CSI and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of the size and investment stature of CSI, including, without limitation, indemnification.

      14.4. DURATION OF REGISTRATION RIGHTS. CSI shall not be obligated to register shares of CSI Stock held by the Principal Stockholder at any time after the expiration of any contractual restrictions under Section 13.4 on any shares of CSI Stock.

      14.5. RULE 144 REPORTING. With a view to making available to the Principal Stockholder the benefits of certain rules and regulations of the SEC that may permit the sale of CSI Stock to the public without registration, CSI agrees, until such time as the Principal Stockholder is eligible to sell pursuant to Rule 144(k) under the Securities Act his shares of CSI Stock issued hereunder, to use its reasonable efforts:

            (i) to make and keep public information regarding CSI available as those terms are understood and defined in Rule 144 under the Securities Act;

            (ii) to file with the SEC in a timely manner all reports and other documents required of CSI under the Securities Act and the Exchange Act; and

            (iii) so long as the Principal Stockholder owns any restricted shares of CSI Stock, to furnish to the Principal Stockholder forthwith upon written request a written statement by CSI as to its compliance with the reporting requirements of (a) Rule 144 under the Securities Act, (b) the Securities Act and (c) the Exchange Act, a copy of the most recent annual or quarterly report of CSI, and such other reports and documents so filed as the Principal Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing the Principal Stockholder to sell any such shares of CSI Stock without registration.

15.  GENERAL.

      15.1. COOPERATION. CSI, Newco, the Company and the Principal Stockholder shall each deliver or cause to be delivered to the other at the Closing, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. Each of the Company and the Principal Stockholder will cooperate and use its or his reasonable efforts to have the present directors, officers and employees of the Company cooperate with CSI after the Closing in furnishing information, evidence, testimony and other assistance in connection with any Tax Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing.

      15.2. SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CSI, and the successors, heirs and legal representatives of the Principal Stockholder.

      15.3. ENTIRE AGREEMENT. This Agreement (including, without limitation, the Schedules and Annexes attached hereto) and the documents and instruments delivered pursuant hereto constitute the entire agreement and understanding among the parties with respect to the subject matter hereof and supersede all prior and current agreements and understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may be modified or amended only by a written instrument executed by all the parties hereto.

      15.4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.

      15.5. BROKERS AND AGENTS. Each party (i) represents and warrants that such party employed no broker or agent in connection with this transaction and (ii) agrees to indemnify the other parties hereto against all losses, costs, damages and expenses arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such indemnifying party.

      15.6. EXPENSES. Whether or not the transactions herein contemplated shall be consummated, (i) CSI will pay the fees and expenses of the representatives, accountants and counsel of CSI incurred in connection herewith and (ii) the Principal Stockholder will pay the fees and expenses of the representatives, accountants and counsel of the Company and the Principal Stockholder incurred in connection herewith. The Principal Stockholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the Merger. The Principal Stockholder shall file all necessary documentation and Tax Returns with respect to the Transfer Taxes. In addition, the Principal Stockholder acknowledges that he, and not CSI or the Company, will pay all taxes resulting from receipt of the consideration payable pursuant to this Agreement.

      15.7. NOTICES. All notices, demands or communications required or permitted hereunder shall be in writing. Any notice, demand or other communication given under this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar transmission) addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addressor) and if either (i) actually delivered in fully legible form, to such address (evidenced in the case of a telex by receipt of the correct answerback) or (ii) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

            (a)  If to CSI or Newco, addressed to it at:

                  Comfort Systems USA, Inc.
                  777 Post Oak Boulevard, Suite 500
                  Houston, Texas  77056
                  Attn: General Counsel

                  with a copy to:

                  Ropes & Gray
                  One International Place
                  Boston, Massachusetts  02110
                  Attn:  Keith F. Higgins, Esq.

            (b) If to the Principal Stockholder, addressed to him at:

                  2233 East Cedar Canyons Road
                  Ft. Wayne, Indiana  46845

                  with a copy to:

                  Baker & Daniels
                  111 East Wayne Street, Suite 800
                  Ft. Wayne, Indiana  46802
                  Attn:  N. Reed Silliman, Esq.

      15.8. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Incorporation other than its principles governing conflicts of laws.

      15.9. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in a writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the applicable Expiration Date.

      15.10.  EFFECT OF INVESTIGATION; KNOWLEDGE.

            (i) No investigation by the parties hereto in connection with this Agreement or otherwise shall affect the representations and warranties of the parties contained herein or in any certificate or other document delivered in connection herewith and each such representation and warranty shall survive such investigation.

            (ii) When a representation or warranty contained herein or in any certificate or other document delivered in connection herewith is made to the "knowledge" of a party, such party shall be deemed to know all facts and circumstances that a reasonable investigation of the subject matter of such representation or warranty would have revealed.

      15.11. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

      15.12. TIME. Time is of the essence with respect to this Agreement.

      15.13. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      15.14. REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      15.15. CAPTIONS. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CSI:                                COMFORT SYSTEMS USA, INC.


                                    By: /S/ REAGAN BUSBEE
                                            Reagan Busbee, Senior Vice President


NEWCO:                              CS42 ACQUISITION CORP.


                                    By: /S/ WILLIAM GEORGE
                                            William George, Vice President


THE COMPANY:                        SHAMBAUGH & SON, INC.


                                    By: /S/ MARK P. SHAMBAUGH
                                            Mark P. Shambaugh, CEO


THE  PRINCIPAL
   STOCKHOLDER:                     /S/ MARK P. SHAMBAUGH
                                        Mark Shambaugh